Exhibit 10.1

FINCH THERAPEUTICS GROUP, INC.

2017 EQUITY INCENTIVE PLAN

1.	Definitions

As used in this 2017 Equity Incentive Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

1.1. “Accelerate,” “Accelerated,” and “Acceleration,” when used with respect to an Option, means that as of the time of reference such Option will become exercisable with respect to some or all of the shares of Common Stock for which it was not then otherwise exercisable by its term, and, when used with respect to Restricted Stock or Restricted Stock Units, means that as of the time of reference the Risk of Forfeiture otherwise still applicable to such shares of Restricted Stock or Restricted Stock Units shall expire or lapse.

1.2. “Acquiring Person” means, with respect to any Transaction or any acquisition described in clause (ii) of the definition of Change of Control, the surviving or acquiring person or entity in connection with such Transaction or acquisition, as the case may be, provided that if such surviving or acquiring person or entity is controlled, directly or indirectly, by an Ultimate Parent Entity, the term “Acquiring Person” shall mean such Ultimate Parent Entity.

1.3. “Affiliate” means, with respect to any person or entity, any other person or entity controlling, controlled by or under common control with the first person or entity.

1.4. “Ancillary Agreements” (i) that certain Voting Agreement, dated as of September 21, 2017, as amended, restated or modified from time to time, by and among the Company and the Company’s stockholders party thereto (the “Voting Agreement”), (ii) that certain Stockholders Agreement, dated as of September 21, 2017, as amended, restated or modified from time to time, by and among the Company and the Company’s stockholders party thereto, and (iii) that certain Right of First Refusal and Co-Sale Agreement, dated as of September 21, 2017, as amended, restated or modified from time to time, by and among the Company and the Company’s stockholders party thereto.

1.5. “Applicable Voting Control Percentage” means (i) at any time prior to the initial public offering of the Company, a percentage greater than fifty percent (50%) and (ii) at any time from and after the initial public offering of the Company, a percentage equal to or greater than twenty percent (20%).

1.6. “Award” means any grant or sale pursuant to the Plan of Options, Restricted Stock, Stock Grants or Restricted Stock Units.

1.7. “Award Agreement” means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

1.8. “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3, or any successor rule thereto, promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

1.9. “Board” means the Company’s board of directors.

1.10. “Change of Control” means (i) the closing of any Sale of the Company Transaction or (ii) the direct or indirect acquisition, in a single transaction or a series of related transactions, by any person or Group (other than the Company or a Controlled Affiliate of the Company) of Beneficial Ownership of previously outstanding shares of capital stock of the Company if (A) immediately after such acquisition, such person or Group, together with their respective Affiliates, shall own or hold shares of capital stock of the Company possessing at least the Applicable Voting Control Percentage of the total combined voting power of all outstanding classes and/or series of capital stock of the Company and (B) immediately prior to such acquisition, such person or Group, together with their respective Affiliates, did not own or hold shares of capital stock of the Company possessing at least the Applicable Voting Control Percentage of the total combined voting power of all outstanding classes and/or series of capital stock of the Company. Notwithstanding anything expressed or implied in the foregoing provisions of this definition to the contrary, any direct or indirect acquisition referred to in clause (ii) above in this definition shall not be treated as a Change of Control if, at any time prior to or after such direct or indirect acquisition, a majority of the members of the Board as constituted immediately prior to such direct or indirect acquisition consent in writing to exclude such direct or indirect acquisition from the scope of this definition.

1.11. “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

1.12. “Controlled Affiliate” means, with respect to any person or entity, any other person or entity that is controlled by such person or entity.

1.13. “Committee” means any committee of the Board delegated responsibility by the Board for the administration of the Plan, as provided in Section 5 of the Plan, and which shall include at least one Board member designated by the Former Crestovo Holders (as defined in the Voting Agreement) and one Board member designated by the Former Finch Holders (as defined in the Voting Agreement). For any period during which no such committee is in existence, the term “Committee” shall mean the Board and all authority and responsibility assigned the Committee under the Plan shall be exercised, if at all, by the Board, and any action of the Board acting as the Committee shall require the affirmative vote at least one Board member designated by the Former Crestovo Holders and one Board member designated by the Former Finch Holders.

1.14. “Common Stock” means common stock, par value $0.001 per share, of the Company.

1.15. “Company” means Finch Therapeutics Group, Inc., a corporation organized under the laws of the State of Delaware.

1.16. “Grant Date” means the date as of which an Option is granted, as determined under Section 7.1(a).

1.17. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

1.18. “Group” has the meaning ascribed to such term in Section 13(d)(3) of the Exchange Act or any successor section thereto.

1.19. “Incentive Option” means an Option that by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

1.20. “Market Value” means the fair market value of a share of Common Stock on a particular date as determined by the Committee.

1.21. “Non-statutory Option” means any Option that is not an Incentive Option.

1.22. “Option” means an option granted under the Plan to purchase shares of Common Stock.

1.23. “Optionee” means an employee, consultant, officer or director of the Company or any of its Affiliates to whom an Option shall have been granted under the Plan.

1.24. “Participant” means any holder of an outstanding Award under the Plan.

1.25. “Plan” means this 2017 Equity Incentive Plan of the Company, as amended and in effect from time to time.

1.26. “Restricted Stock” means a grant or sale of shares of Common Stock pursuant to the Plan to an employee, consultant, officer or director of the Company or any of its Affiliates if and to the extent that such grant or sale of such shares of Common Stock is made subject to a Risk of Forfeiture.

1.27. “Restricted Stock Unit” means a restricted stock unit granted under the Plan entitling the Participant to receive shares of Common Stock (or cash payment based on the value thereof).

1.27. “Restriction Period” means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which such Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

1.28. “Risk of Forfeiture” means a limitation on the right of a Participant to retain an Award of Restricted Stock or Restricted Stock Units arising because of the occurrence or non-occurrence of specified events or conditions described in the applicable Award Agreement, including, but not limited to, a limitation on the right of a Participant to retain an Award of Restricted Stock by virtue of any right granted or retained by the Company to reacquire all or any portion of such Restricted Stock at a purchase price less than the Market Value of the Restricted Stock at the time of such reacquisition arising by reason of the occurrence or non-occurrence of specified events or conditions.

1.29. “Sale of the Company Transaction” means any Transaction in which the stockholders of the Company immediately prior to such Transaction, together with any and all of such stockholders’ Affiliates, do not own or hold, immediately after consummation of such Transaction, shares of capital stock of the Acquiring Person in connection with such Transaction possessing at least a majority of the total voting power of the outstanding capital stock of such Acquiring Person.

1.30. “Securities Act” means the Securities Act of 1933, as amended.

1.31. “Stock Grant” a grant or sale of shares of Common Stock pursuant to the Plan to an employee, consultant, officer or director of the Company or any of its Affiliates if and to the extent that such grant or sale of such shares of Common Stock is made free from any Risk of Forfeiture.

1.32. “Stockholder Agreement” means one agreement, or, collectively, two or more agreements, as may be amended from time to time, by and among the Company and one or more stockholders of the Company (including, without limitation, any Participant or prospective Participant that became a stockholder of the Company as a result of the receipt, transfer, exercise or settlement of any Award) setting forth, among other provisions, restrictions on transfer, rights of first refusal, lock-up arrangements, bring-along rights, drag-along rights, voting agreements or the granting of certain proxies or powers of attorney with respect to shares of capital stock. Any and all provisions of this Plan that apply to any Stockholder Agreement shall be deemed to be applicable to any such agreement or agreements referred to in this definition even if such agreement or agreements are called or titled something other than Stockholder Agreement or Stockholders Agreement.

1.33. “Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Section 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

1.34. “Transaction” means any merger or consolidation of the Company with or into another person or entity or the sale or transfer of all or substantially all of the assets of the Company, in each case in a single transaction or in a series of related transactions.

1.35. “Ultimate Parent Entity” shall mean, with respect to any Person that is not an individual, any other Person that (i) directly or indirectly controls such Person and (ii) is not itself controlled, directly or indirectly, by one or more Persons that are not individuals.

2.	Purpose

This Plan is intended to encourage ownership of Common Stock by employees, consultants, officers and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code but not all Awards granted hereunder are required to be Incentive Options.

3.	Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing upon the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board and the approval of the Plan by the Company’s stockholders. Awards granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are hereby expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Non-statutory Options.

4.	Stock Subject to the Plan

Subject to adjustment as provided in Section 8.1, at no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Awards under the Plan exceed Twenty Two Million Five Hundred Sixty Eight Thousand Seven Hundred and Twenty Nine (22,568,729) shares of Common Stock. For purposes of applying the foregoing limitation, (a) if any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any Award of Restricted Stock or Restricted Stock Units is forfeited by a Participant, the shares of Common Stock not purchased upon exercise of such Option and/or any such Award of Restricted Stock or Restricted Stock Units so forfeited shall again be available for Awards thereafter to be granted under the Plan, and (b) if any Option is exercised by delivering previously owned shares of Common Stock in payment of the exercise price therefor, only the net number of shares, that is, the number of shares issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

Subject to adjustment as provided in Section 8.1, the maximum number of shares of Common Stock which may be issued pursuant to Incentive Options under the Plan shall not exceed Twenty Two Million Five Hundred Sixty Eight Thousand Seven Hundred and Twenty Nine (22,568,729) shares.

5.	Administration

The Plan shall be administered by the Committee by action thereof which shall require the affirmative vote at least one Board member designated by the Former Crestovo Holders and one Board member designated by the Former Finch Holders; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan and the Ancillary Agreements, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan in addition to any other determination allowed the Committee under the Plan including, without limitation: (a) the employee, consultant, officer or director to receive the

Award; (b) the form of Award; (c) whether an Option (if granted to an employee) will be an Incentive Option or a Non-statutory Option; (d) the time of granting an Award; (e) the number of shares subject to an Award; (f) the exercise price of an Option or purchase price, if any, for shares of Restricted Stock or for a Stock Grant and the method of payment of such exercise price or such purchase price; (g) the term of an Option; (h) the Restricted Period and the Risk of Forfeiture applicable to any Award of Restricted Stock or Restricted Stock Units as well as the Acceleration, if any, of such Restricted Period and Risk of Forfeiture; (i) the exercise date or dates of an Option as well as the Acceleration, if any, of such exercise date or dates; and (j) the effect of termination of any employment, consulting, officership or Board member relationship with the Company or any of its Affiliates on the subsequent exercisability of an Option or on the Risk of Forfeiture of Restricted Stock or Restricted Stock Units. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, officers and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan and the Ancillary Agreements, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in this Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.	Authorization and Eligibility

The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of, or consultant to, one or more of the Company and its Affiliates or to any non-employee officer or member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company or of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option.

Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in Section 7 below), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. Except with respect to Options received pursuant to the Merger Agreement, no prospective Participant shall have any rights with respect to an Award, unless and until such Participant has executed an agreement evidencing the Award (or the transfer thereof to such Participant), delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

7.	Specific Terms of Awards

7.1 Options.

(a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b) Exercise Price. The price at which shares of Common Stock may be acquired under each Option shall be not less than 100% of the Market Value of Common Stock on the Grant Date, or not less than 110% of the Market Value of Common Stock on the Grant Date of an Incentive Option if the Optionee is a Ten Percent Owner.

(c) Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Non-statutory Option shall not be so limited solely by reason of this Section.

(d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of such Incentive Option would not cause such Incentive Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to such Acceleration.

(e) Effect of Termination of Employment, Consulting, Officer or Board Member Relationship. Unless the Committee shall provide otherwise with respect to any Option, if the applicable Optionee’s association with the Company or any of its Affiliates as an employee, consultant, officer or director ends for any reason or no reason, regardless of whether the end of such association is effected by the Company, any such Affiliate or such Optionee (whether voluntarily or involuntarily, including because an entity with which such Optionee has any such association ceases to be an Affiliate of the Company), and immediately following the end of any such association, such Optionee is not associated with the Company or any of its Affiliates as an employee, consultant, officer or director, or if such Optionee dies (collectively, “Termination of Service”), then any outstanding Option initially granted to such Optionee, whether then held by such Optionee or any other Participant, shall cease to be exercisable in any respect and shall terminate on the ninetieth (90th) day following the end of such association or such death and, for the period it remains exercisable following the end of such association or such death, shall be exercisable only to the extent exercisable on the date of the end of such association or such death. Military or sick leave or other bona fide leave shall not be deemed a Termination of Service, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract.

(f) Transferability. Except as otherwise provided in this subsection (f), Options shall not be transferable, and no Option or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution (subject always to the provisions of subsection (e) above). Except as otherwise provided in this subsection (f), all of a Participant’s rights in any Option may be exercised during the life of such Participant only by such Participant or such Participant’s legal representative. The Committee may (at or after the grant of a Non-statutory Option) provide that a Non-statutory Option may be transferred by the applicable Participant to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of a Non-statutory Option shall be valid unless first approved by the Committee, acting in its sole discretion, unless such transfer is permitted under the applicable Award Agreement. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the applicable Participant’s household (other than a tenant or employee), a trust in which the foregoing persons and/or the applicable Participant have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons and/or the applicable Participant control the management of assets, and any other entity in which these persons and/or the applicable Participant own more than fifty percent (50%) of the voting interests. The Committee may at any time or from time to time delegate to one or more officers of the Company the authority to permit transfers of Non-statutory Options to third parties pursuant to this subsection (f), which authorization shall be exercised by such officer or officers in accordance with guidelines established by any Committee at any time and from time to time.

(g) Method of Exercise. An Option may be exercised by a Participant giving written notice, in the manner provided in Section 15, specifying the number of shares of Common Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Common Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion and subject to such conditions, if any, as the Committee may deem necessary to comply with applicable laws, rules and regulations or to avoid adverse accounting effects to the Company, (i) by delivery to the Company of shares of Common Stock having a Market Value equal to the exercise price of the shares to be purchased, (ii) by delivery to the Company of the Participant’s executed promissory note in the principal amount equal to the exercise price of the shares to be purchased and otherwise in such form as the Committee shall have approved, (iii) by having the Company withhold a number of shares of Common Stock otherwise deliverable pursuant to exercise of the Option with such withheld shares having a Market Value equal to the exercise price of the shares to be purchased, or (iv) after the Common Stock is traded on an established market, through a cashless exercise program with a brokerage firm as authorized by the Company. Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Participant or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. Notwithstanding any of the foregoing provisions in this subsection (g) to the contrary, (A) no Option shall be considered to have been exercised unless and until all of the provisions governing such exercise specified in the Plan and in the relevant Award Agreement shall have been duly complied with; and (B) the obligation of the Company to issue any shares upon exercise of an Option is subject to all of the applicable provisions of Section 9 hereof and to compliance by the applicable Optionee and the applicable Participant that is the then holder of such Option with all of the provisions of the Plan and the relevant Award Agreement.

(h) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Common Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. Except to the extent otherwise provided under applicable law or regulation, the current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Common Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its parent and subsidiary corporations (as defined in Sections 424(e) and (f) of the Code). Any shares of Common Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Non-statutory Option, otherwise identical in its terms to those of the Incentive Option.

(i) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

(j) Rights Pending Exercise. No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock issuable pursuant to such Option, except to the extent that such Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to such person or his agent.

7.2 Restricted Stock.

(a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b) Issuance of Certificates. Subject to subsection (c) below, each Participant receiving an Award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Finch Therapeutics Group, Inc. Equity Incentive Plan and an Award Agreement entered into by the record owner of such shares and Finch Therapeutics Group, Inc., in each case as the same may be amended. Copies of such Plan and Award Agreement are on file in the offices of Finch Therapeutics Group, Inc..

(c) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(d) Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the applicable Participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares of Restricted Stock.

(f) Effect of Termination of Employment, Consulting, Officer or Board Member Relationship. Unless otherwise determined by the Committee at or after an Award of Restricted Stock is made by the Company to any Participant and subject to the applicable provisions of the Award Agreement, if such Participant’s association with the Company or any of its Affiliates as an employee, consultant, officer or director ends for any reason or no reason during the Restriction Period, regardless of whether the end of such association is effected by the Company, any such Affiliate or such Participant (whether voluntarily or involuntarily, including because an entity with which such Participant has any such association ceases to be an Affiliate of the Company), and immediately following the end of any such association, such Participant is not associated with the Company or any of its Affiliates as an employee, consultant, officer or director, or if such Participant dies, then all outstanding shares of Restricted Stock initially awarded or sold to such Participant that are still subject to Risk of Forfeiture, whether then held by such Participant or any other Participant that is the direct or indirect transferee of such Participant, shall be forfeited or otherwise subject to return to or repurchase by the Company if and to the extent so provided by, and subject to and in accordance with, the terms of the applicable Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment, if it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s rights, if any, are guaranteed by statute or by contract.

(g) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

(h) Transferability. Except as otherwise provided in this subsection (h), shares of Restricted Stock shall not be transferable during the applicable Restriction Period, and no share of Restricted Stock or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during the applicable Restriction Period, other than by will or by the laws of descent and distribution (subject always to the provisions of subsection (f) above). The applicable Award Agreement or the Committee (at or after the grant of a share of Restricted Stock) may provide that such share of Restricted Stock may be transferred by the applicable Participant to a family member during the applicable Restriction Period; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of a share of Restricted Stock during the applicable Restriction Period shall be valid unless first approved by the Committee, acting in its sole discretion, unless such transfer is permitted under the applicable Award Agreement. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the applicable Participant’s household (other than a tenant or employee), a trust in which the foregoing persons and/or the applicable Participant have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons and/or the applicable Participant control the management of assets, and any other entity in which these persons and/or the applicable Participant own more than fifty percent (50%) of the voting interests. The Committee may at any time or from time to time delegate to one or more officers of the Company the authority to permit transfers of shares of Restricted Stock during the applicable Restriction Period to third parties pursuant to this subsection (h), which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Committee at any time and from time to time.

7.3 Stock Grants.

(a) In General. Stock Grants shall be issued for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee. Without limiting the generality of the foregoing, Stock Grants may be awarded in such circumstances as the Committee deems appropriate, including without limitation in recognition of significant contributions to the success of the Company or its Affiliates or in lieu of compensation otherwise already due. Stock Grants shall be made without forfeiture conditions of any kind.

(b) Issuance of Certificates. Each Participant receiving a Stock Grant shall be issued a stock certificate in respect of such Stock Grant. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Finch Therapeutics Group, Inc. 2017 Equity Incentive Plan, as the same may be amended. A copy of such Plan is on file in the offices of Finch Therapeutics Group, Inc..

7.4 Restricted Stock Units.

(a) In General. Each Restricted Stock Unit shall entitle the Participant to receive shares of Common Stock (or a cash payment based on the value of the shares) at the close of such Restriction Period (or such later period) as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b) Payment. Payment with respect to Restricted Stock Units may be made in shares of Common Stock, cash or in a combination thereof, as determined by the Committee.

(c) Transferability. An Award of Restricted Stock Units (and shares of Common Stock subject to the Award) shall not be assignable or transferable prior to expiration of the Restriction Period applicable to the Award.

(d) Stockholder Rights. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to an Award of Restricted Stock Units until the shares of Common Stock are actually issued thereunder.

7.4 Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan if the applicable Participant is, at the time of grant or award of such Award to such Participant or, if such Award is not initially granted or awarded to such Participant, at the time such Participant first acquires rights or any interest in such Award or at any time during the term of such Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which such Participant is then resident or primarily employed, or so that the value and other benefits of such Award to such Participant, as affected by foreign tax laws and other restrictions applicable as a result of such Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 7.4 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.	Adjustment Provisions

8.1 Adjustment for Corporate Actions. Subject to the provisions of Section 8.2, if at any time or from time to time after the date on which the Board has adopted this Plan, the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section 8.1) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off transaction, extraordinary distribution or other similar distribution with respect to such shares of Common Stock, or other securities, or if the value of the outstanding shares of Common Stock is substantially reduced by reason of a spinoff transaction or extraordinary distribution, the Committee shall have the discretion to make adjustments as the Committee may deem appropriate in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2 Change of Control. Subject to the applicable provisions of the Award Agreement, in the event of a Change of Control, the Committee shall have the discretion, exercisable in advance of, at the time of, or (except to the extent otherwise provided below) at any time after, the Change of Control, to provide for any or all of the following (subject to and upon such terms as the Committee may deem appropriate): (A) the Acceleration, in whole or in part, of any or all outstanding Options (including such Awards that are assumed or replaced pursuant to clause (C) below) that are not exercisable in full at the time the Change of Control, such Acceleration to become effective at the time of the Change of Control, or at such time following the Change of Control that the employment, consulting, officer or Board member relationship of the applicable Optionee or Optionees (or of the Participant that is the then holder of any such Option) with the Company and its Affiliates (including, without limitation, the Acquiring Person or any of its Affiliates) terminates, or at such other time or times as the Committee shall determine; (B) the lapse or termination of the Risk of Forfeiture (including, without limitation, all or any (or any portion) of the Company’s repurchase rights) with respect to outstanding Awards of Restricted Stock and Restricted Stock Units, such lapse or termination to become effective at the time of the Change of Control, or at such time following the Change of Control that the employment, consulting, officer or Board member relationship with the Company and its Affiliates (including, without limitation, the Acquiring Person or any of its Affiliates) of the Participant or Participants that hold such Awards of Restricted Stock (or the person to whom such Awards of Restricted Stock were initially made) terminates, or at such other time or times as the Committee shall determine; (C) the assumption of all or any (or any portion of) outstanding Awards, or the substitution of all or any (or any portion of) such outstanding Awards with equivalent awards, by the Acquiring Person or any of its Affiliates; or (D) the termination of all or any (or any portion of) Awards (other than Awards that are assumed or substituted pursuant to clause (C) above) that remain outstanding at the time of the consummation of the Change of Control, provided that, the Committee shall have made the determination to effect such termination prior to the consummation of the Change of Control and there has been or there will be full compliance with any applicable provisions set forth below in this Section 8.2 that may require in certain cases or under certain circumstances the payment of or provision of consideration to holders of Options terminated pursuant to the provisions of this clause (D), and provided, further, that, subject to and without limiting the provisions set forth in the next sentence, if the Committee shall have determined in its sole and absolute discretion that the Company make payment or provide consideration to the holders of such terminated Awards on account of such termination, which payment or consideration shall be on such terms and conditions as the Committee shall have determined, then the Company shall be required to make such payment or provide such consideration in accordance with the terms and conditions so determined by the Committee; otherwise, except if and to the extent otherwise provided in the next sentence, the Company shall not be required to make any payment or provide any consideration in connection with, or as a result of, the termination of Awards pursuant to the foregoing provisions of this clause (D). Notwithstanding anything express or implied in the foregoing provisions of this Section 8.2 to the contrary, in the event that the Committee elects, in its sole and absolute discretion, to terminate all or any (or any portion of) Options pursuant to the provisions of the foregoing clause (D) and the Committee does not provide to any Participant that is a holder of an Option any portion of which is both exercisable immediately prior to the applicable Change of Control and to be terminated pursuant to the provisions of the foregoing clause (D) (each, a “Terminated Vested Option”) at least five (5) business days prior written notice of such potential termination thereof, then, prior to the consummation of such applicable Change of Control, the Committee shall ensure that adequate provision has been made so that the Company, the Acquiring Person or any of their respective Affiliates is legally obligated to make payment or provide consideration on account of such termination to such holder of such Terminated Vested Option that was not provided such prior written notice of termination, which payment or consideration shall consist of the difference between (x) the cash, stock, securities, other property or other consideration that would have been received in connection with such applicable Change of Control by such holder of such Terminated Vested Option that was not provided such prior written notice of termination if such holder had exercised such Terminated Vested Option immediately prior to such applicable Change of Control (or cash, stock, securities, other property or other consideration having a fair market value (as determined by the Committee in good faith) equal to the cash, stock, securities, other property or other consideration to which such holder of such Terminated Vested Option would otherwise be entitled under this clause (x)) and (y) the aggregate exercise price with respect to such Terminated Vested Option. The Committee shall have the authority to provide that any escrow, holdback, earn-out or similar provisions in the agreement effecting the Change of Control will apply to any cash payment made pursuant to this Section 8.2 to the same extent and in the same manner as such provisions apply to a holder of a share of Common Stock. The provisions of this Section 8.2 shall not be construed as to limit or restrict in any way the Committee’s general authority under Sections 7.1(d), 7.2(d) or 7.3(a) hereof to Accelerate Options in whole or in part at any time or to waive or terminate at any time any Risk of Forfeiture applicable to shares of Restricted Stock and Restricted Stock Units. Each outstanding Award, or portion thereof, that is assumed in connection with a Change of Control, or is otherwise to continue in effect subsequent to a Change of Control, will be appropriately adjusted, immediately after the Change of Control, as to the number and class of securities and, for an Option, the price at which it may be exercised in accordance with Section 8.1.

8.3 Dissolution or Liquidation. Upon dissolution or liquidation of the Company, each outstanding Option shall terminate, but each Participant shall have the right, immediately prior to such dissolution or liquidation, to exercise any and all Options held by such Participant to the extent such Options are exercisable on the date of such dissolution or liquidation.

8.4 Related Matters. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including exercise prices, rates of vesting or exercisability, Risks of Forfeiture and applicable repurchase prices, which the Committee may deem necessary or appropriate so as to ensure that the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price that is less than the par value of the Common Stock.

8.5 Substitute Awards. Awards may, in the discretion of the Committee, be granted under the Plan in assumption or substitution for outstanding awards previously granted by an entity acquired by the Company or any Affiliate or with which the Company or any Affiliate merges, amalgamates or combines (such Awards, “Substitute Awards”). The number of Shares underlying any Substitute Awards shall not be counted against the aggregate number of Shares (under Section 4) that may be delivered pursuant to Awards granted under the Plan and the exercise price of any Options granted as Substitute Awards may be less than the Market Value of the Common Stock as of the Grant date.

9.	Settlement of Awards

9.1 Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Common Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares are at the time of the issue of such shares effectively registered under the Securities Act; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale or issuance of such shares does not require registration under the Securities Act or any applicable state securities laws.

9.2 Corporate Restrictions on Rights in Stock. Any Common Stock to be issued pursuant to Awards shall be subject to all restrictions upon the transfer thereof that may be now or hereafter imposed by the Certificate of Incorporation, the By-laws of the Company and the Ancillary Agreements, each as amended and in effect from time to time. Whenever Common Stock is to be issued pursuant to an Award, unless the Committee otherwise so directs at the time of the grant (or, if such Award is an Option, at any time prior to the exercise thereof), the Company shall be under no obligation, notwithstanding any other provision of the Plan or the relevant Award Agreement to the contrary, to issue such Common Stock until such time, if ever, as the applicable Participant or prospective Participant shall have become a party to and bound by any agreement (including, without limitation, the Ancillary Agreements and any Stockholder Agreement) that the Committee, in its sole discretion, shall require that such Participant or prospective Participant enter into prior to, and as a condition to, the issuance of such Common Stock by the Company to such Participant or prospective Participant.

9.3 Investment Representations. The Company shall be under no obligation to issue any shares covered by an Award unless such have been effectively registered under the Securities Act or the Participant shall have made such written representations to the Company (and upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

9.4 Registration. If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares of Common Stock issued or to be issued pursuant to Awards, or to qualify any such shares of Common Stock for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Common Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

9.5 Lock-Up. If, in connection with any underwritten public offering of securities of the Company, the Company sends written notice to each Participant stating that the restrictions on transfer set forth in this Section 9.5 are applicable to such underwritten public offering, no Participant shall sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Common Stock or any Awards during the one hundred-eighty (180) day period (and which period may be extended as requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) commencing on the effective date of any registration statement relating to such underwritten public offering, unless the Company has granted its prior written consent to any such sale, short sale, loan, grant of option, pledge, other encumbrance or other disposition. The foregoing restrictions are intended and shall be construed so as to preclude any Participant from engaging in any hedging or other transaction that is designed to or reasonably could be expected to lead to or result in, a sale or disposition of any shares of Common Stock during such period even if such shares of Common Stock are or would be disposed of by someone other than such Participant. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from any shares of Common Stock. Without limiting the generality and applicability of the foregoing provisions of this Section 9.5, if, in connection with any underwritten public offering of securities of the Company, the managing underwriter of such offering requires that the Company’s then current directors and officers enter into a lock-up agreement, then (a) each Participant (regardless of whether or not such Participant has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each Participant shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s then current directors and officers.

9.6 Placement of Legends; Stop Orders; etc. Each share of Common Stock to be issued pursuant to Awards may bear a reference to the investment representations made in accordance with Section 9.3 in addition to any other applicable restrictions under the Plan, the terms of the Award and, if applicable, under any Stockholder Agreement or any other agreement between the Company and any Participant, and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Common Stock. All shares of Common Stock or other securities delivered under the Plan (as well as all certificates representing such shares of Common Stock or other securities) shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

9.7 Tax Withholding. Whenever shares of Common Stock are issued or to be issued pursuant to Awards, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares (or other payment). The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole and absolute discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares otherwise issuable under the Award to satisfy their tax obligations. Participants may only elect to have shares of Common Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction (or such other rate as determined by the Committee). All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate

10.	Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Options granted hereunder reserve or otherwise keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and such Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

11.	No Special Service Rights

Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment, consulting, officer or Board member relationship or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment, consulting, officer or Board member agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting, officer or Board member agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment, consulting or Board member relationship or other association with the Company and its Affiliates.

12.	Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options, restricted stock and stock grants other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13.	Termination and Amendment of the Plan

The Board, which shall include the affirmative vote of at least one Board member designated by the Former Crestovo Holders and one Board member designated by the Former Finch Holders, may at any time terminate the Plan or make such amendments or modifications of the Plan as it shall deem advisable. In the event of the termination of the Plan, the terms of the Plan shall survive any such termination with respect to any Award that is outstanding on the date of such termination, unless the holder of such Award agrees in writing to terminate such Award or to terminate all or any of the provisions of the Plan that apply to such Award. Unless the Board otherwise expressly provides, any amendment or modification of the Plan shall affect the terms of any Award outstanding on the date of such amendment or modification as well as the terms of any Award made from and after the date of such amendment or modification; provided, however, that except to the extent otherwise provided in the last sentence of this paragraph, (i) no amendment or modification of the Plan shall apply to any Award that is outstanding on the date of such amendment or modification if such amendment or modification would reduce the number of shares subject to such Award, increase the purchase price applicable to shares subject to such Award or materially adversely affect the provisions applicable to such Award that relate to the vesting or exercisability of such Award or of the shares subject to such Award, (ii) no amendment or modification of the Plan shall apply to any Incentive Option that is outstanding on the date of such amendment or modification if such amendment or modification would result in such Incentive Option no longer being treated as an “incentive stock option” within the meaning of Section 422 of the Code and (iii) no amendment or modification of the Plan shall apply to any Award that is outstanding on the date of such amendment or modification unless such amendment or modification of the Plan shall also apply to all other Awards outstanding on the date of such amendment or modification (except for those Awards to whom such amendment or modification is not applicable by virtue of the provisions of the foregoing clause (ii) hereof). In the event of any amendment or modification of the Plan that is described in clause (i), (ii) or (iii) of the foregoing proviso, such amendment or modification of the Plan shall apply to any Award outstanding on the date of such amendment or modification only if the recipient of such Award consents in writing thereto.

The Committee, which shall include the affirmative vote of at least one Board member designated by the Former Crestovo Holders and one Board member designated by the Former Finch Holders, may amend or modify, prospectively or retroactively, the terms of any outstanding Award without amending or modifying the terms of the Plan itself, provided that as amended or modified such Award is consistent with the terms of the Plan as in effect at the time of the amendment or modification of such Award, but no such amendment or modification of such Award shall, without the written consent of the recipient of such Award, reduce the number of shares subject to such Award, increase the purchase price applicable to shares subject to such Award, adversely affect the provisions applicable to such Award that relate to the vesting or exercisability of such Award or of the shares subject to such Award, or otherwise materially adversely affect the terms of such Award (except for amendments or modifications to the terms of such Award or of the stock subject to such Award that are expressly permitted by the terms of the Plan or that result from any amendment or modification of the Plan in accordance with the provisions of the first paragraph of this Section 13 or that are permitted by the provisions set forth below in this Section 13), or, if such Award is an Incentive Option, result in such Incentive Option no longer being treated as an “incentive stock option” within the meaning of Section 422 of the Code. Notwithstanding any of the foregoing provisions of this paragraph to the contrary, the Committee, which shall include the affirmative vote of at least one Board member designated by the Former Crestovo Holders and one Board member designated by the Former Finch Holders, is expressly authorized to amend any or all outstanding Options to effect a repricing thereof by lowering the purchase price applicable to the shares of Common Stock subject to such Option or Options without the approval of the stockholders of the Company or the holder or holders of such Option or Options, and, in connection with such repricing, to amend or modify any of the other terms of the Option or Options so repriced, including, without limitation, for purposes of reducing the number of shares subject to such Option or Options or for purposes of adversely affecting the provisions applicable to such Option or Options that relate to the vesting or exercisability thereof, in each case without the approval of stockholders of the Company or the holder or holders of such Option or Options.

In addition, notwithstanding anything express or implied in any of the foregoing provisions of this Section 13 to the contrary, the Committee may amend or modify, prospectively or retroactively, the terms of any outstanding Award to the extent the Committee reasonably determines necessary or appropriate to conform such Award to the requirements of Section 409A of the Code (concerning non-qualified deferred compensation), if applicable.

14.	Interpretation of the Plan

In the event of any conflict between the provisions of this Plan and the provisions of any Ancillary Agreement, the provisions of the Ancillary Agreement shall control. In the event of any conflict between the provisions of this Plan and the provisions of any applicable Award Agreement, the provisions of this Plan shall control, except if and to the extent that the conflicting provision in such Award Agreement was authorized and approved by the Committee, which shall include the affirmative vote of at least one Board member designated by the Former Crestovo Holders and one Board member designated by the Former Finch Holders, at the time of the grant of the Award evidenced by such Award Agreement or is ratified by the Committee, which shall include the affirmative vote of at least one Board member designated by the Former Crestovo Holders and one Board member designated by the Former Finch Holders, at any time subsequent to the grant of such Award, in which case the conflicting provision in such Award Agreement shall control. Without limiting the generality of the foregoing provisions of this Section 14, insofar as possible the provisions of the Plan and such Award Agreement shall be construed so as to give full force and effect to all such provisions. In the event of any conflict between the provisions of this Plan and the provisions of any applicable Stockholder Agreement (other than any of the Ancillary Agreements) or other agreement between the Company and the applicable Participant, the provisions of such Stockholder Agreement or other agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and any such Stockholder Agreement or other agreement shall be construed so as to give full force and effect to all such provisions.

15.	Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class mail or overnight courier, postage prepaid, or telecopied with a confirmation copy by first class mail or overnight courier, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Executive Officer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, five (5) days after having been sent by first class mail, postage prepaid; (iii) in the case of overnight courier, one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery; and (iv) in the case of facsimile transmission, when sent and confirmed by facsimile machine report, if sent by facsimile transmission during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day.

16.	Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

17.	Adoption of Plan

This 2017 Equity Incentive Plan was approved and adopted as of September 21, 2017, by the Board of Directors and as of September 21, 2017, by the Stockholders.

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ATTACHMENT A

TO

2017 EQUITY INCENTIVE PLAN

Provisions Applicable to Award Recipients

Resident in California

Until such time as the Company’s Common Stock has been effectively registered under the Securities Act and if required by any applicable law, the following additional terms shall apply to Awards, and Stock issued pursuant to such Awards, granted under the Plan to persons resident in California as of the date of grant of the Award (each such person, a “California Recipient”). Capitalized terms not defined in this Attachment shall have the respective meanings set forth in the Plan.

1. No Option or other right to acquire Stock pursuant to an Award issued to any California Recipient, that is otherwise transferable pursuant to the terms of the Plan, shall be transferable other than by gift or domestic relations order to an immediate family member as that term is defined under applicable California and Federal securities law or to a revocable trust (or by will or the laws of descent and distribution).

2. No Option may have an exercise period of more than 10 years from the Grant Date of the Option.

3. The following limitations shall apply to the early expiration of Options granted California Recipients on account of termination of employment (unless employment is terminated for cause as defined by applicable law):

(a) Subject to Section 2(b) below, in the event the employment or other association with the Company and its Affiliates of an Optionee who is a California Resident is terminated, whether voluntary or otherwise and including on account of an entity ceasing to be an Affiliate of the Company, such California Recipient shall have at least thirty (30) days after the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to exercise such Option to the extent exercisable as of the date of such termination.

(b) In the event that the employment or association with the Company and its Affiliates of an Optionee who is a California Resident is terminated as a result of death or disability, such California Recipient shall have at least six (6) months after the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to exercise such Option to the extent exercisable as of the date of such termination.

4. The Plan must be approved by a majority of the outstanding securities entitled to vote within twelve (12) months before or after the later of (i) the date the Plan is adopted by the Company and (ii) the date on which any Option or other Award is granted to a California Recipient.

5. Notwithstanding anything to the contrary in Section 8.1 of the Plan, the Committee shall in any event make adjustments to the number of shares and the purchase price of Awards as may be required by Section 25102(o) of the California Corporations Code.

FINCH THERAPEUTICS GROUP, INC.

2017 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Finch Therapeutics Group, Inc.

200 Inner Belt Road

Somerville, MA 02143

To:	Finch Therapeutics Groups, Inc.

Re:	Exercise of the Option(s)

1. Exercise of Option. Effective as of today,                                 ,             , the undersigned (“Participant”) hereby irrevocably elects to exercise Participant’s option (the “Option”) to purchase ________________ shares of the Common Stock (the “Shares”) of Finch Therapeutics Group, Inc. (the “Company”) under and pursuant to the Company’s 2017 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ______________, _ (the “Option Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning as defined in the Plan.

2. Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan, the Option Agreement and agrees to abide by and be bound by their terms and conditions. In particular, the Participant acknowledges that: (i) the ability to sell or otherwise transfer the shares of Company Common Stock subject to the Option (the “Option Shares”) is substantially limited; (ii) any Option Shares that are still subject to Risk of Forfeiture shall be forfeited or subject to return to or repurchase by the Company (or its designee) in the event of a termination of any employment, consulting, officership or Board membership with the Company or any of its Affiliates; and (iii) the Option Shares may be subject to call rights and draft along rights of the Company.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to an Award, notwithstanding the exercise of the Option. The Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement.

5. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

6. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

8. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of the Commonwealth of Massachusetts. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

9. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Option Agreement, the Voting Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by: PARTICIPANT Signature Print Name Address:	Accepted by: FINCH THERAPEUTICS GROUP, INC. By Print Name Title Address: Date Received

FINCH THERAPEUTICS GROUP, INC.

STOCK OPTION AGREEMENT

1. Grant of Option. Finch Therapeutics Group, Inc., a Delaware corporation (the “Company”), hereby grants to Optionee, as of the Grant Date, an Option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the Option term specified in Paragraph 2 at the Exercise Price.

2. Option Term. The Option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with the Company’s 2017 Equity Incentive Plan (the “Plan”) (including, without limitation, Section 7.1(e) of the Plan pursuant to which, except in certain circumstances specified in such Section 7.1(e), the Option shall cease to be exercisable and terminate [According to Carta] days after Optionee’s service with the Company ends for any reason or no reason).

3. Limited Transferability. The Option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.

4. Dates of Exercise. The Option shall become exercisable in one or more installments as specified in Grant Notice. As the Option becomes exercisable for such installments, those installments shall accumulate and the Option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the Option term under the Plan.

5. Stockholder Rights. The holder of the Option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the Option, paid the Exercise Price and become the record holder of the purchased shares.

6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of the Optionee.

7. Construction. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan, including, but not limited to, the limitations set forth in Section 9 of the Plan on the Company’s obligation to deliver Option Shares upon exercise of the Option.

8. Code 409A Waiver and Release.

(a) Optionee hereby agrees and acknowledges that the Board has taken reasonable steps to value the Company’s common stock and to set the Exercise Price at the fair market value per share of common stock on the Grant Date so that the Option will not be treated as an item of deferred compensation subject to Code Section 409A. However, because the common stock is not readily tradable on an established securities market, there can be no assurance that the Exercise Price is at least equal to the fair market value per share of common stock on the Grant Date. Were the Internal Revenue Service to conclude that the Exercise Price is in fact less than such fair market value and that the Option is accordingly subject to Code Section 409A, then Optionee would be subject to the following adverse tax consequences:

(i) As the Option vests and becomes exercisable, Optionee would immediately recognize taxable income for federal income tax purposes equal to the amount by which the fair market value of the Option Shares which vest at that time exceeds the Exercise Price payable for those shares. The Company would also have to collect from Optionee the federal income and employment taxes which must be withheld on that income. Taxation would occur in this manner even though the Option remains unexercised.

(ii) Optionee may also be subject to additional income taxation and withholding taxes on any subsequent increases to the fair market value of the Option Shares purchasable under the vested Option until the Option is exercised or cancelled as to those Option Shares.

(iii) In addition to normal income taxes payable as the Option vests, Optionee would also be subject to an additional tax penalty equal to 20% of the amount of income Optionee recognizes under Code Section 409A when the Option vests and may also be subject to such penalty as the underlying Option Shares subsequently increase in fair market value over the period the Option continues to remain outstanding.

(iv) There will also be interest penalties if the resulting taxes are not paid on a timely basis.

(b) Optionee hereby further agrees and acknowledges that Optionee may incur the same or similar tax consequences, including (without limitation) a second penalty tax, under state income tax laws. Optionee accepts the risk of any unfavorable tax consequences under applicable state laws to options granted with an Exercise Price less than the fair market value of the Option Shares on the Grant Date.

(c) Optionee hereby agrees to bear the entire risk of such adverse federal and state tax consequences in the event the Option is deemed to be subject to Code Section 409A and hereby knowingly and voluntarily, in consideration for the grant of the Option, waives and releases any and all claims or causes of action that Optionee might otherwise have against the Company and/or its Board, officers, employees or stockholders arising from or relating to the tax treatment of the Option under Code Section 409A and the corresponding provisions of any applicable state income tax laws and shall not seek any indemnification or other recovery of damages against the Company and/or its Board, officers, employees or stockholders with respect to any adverse federal and state tax consequences or other related costs and expenses Optionee may in fact incur under Code Section 409A (or the corresponding provisions of state income tax laws) as a result of the Option.

9. Definitions. The following definitions shall be in effect under the Agreement; any term not defined hereunder shall have the meaning assigned to such term in the Grant Notice or the Plan.

(a) Agreement shall mean this Stock Option Agreement.

(b) Code shall mean the Internal Revenue Code of 1986, as amended.

(c) Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

(d) Expiration Date shall mean the date on which the Option expires as specified in the Grant Notice.

(e) Grant Date shall mean the date of grant of the Option as specified in the Grant Notice.

(f) Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the Option evidenced hereby.

(g) Option Shares shall mean the number of shares of common stock subject to the Option.

(h) Optionee shall mean the person to whom the Option is granted as specified in the Grant Notice.

10. Miscellaneous. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of you. Capitalized terms used but not defined herein shall have the meaning assigned under the Plan. This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

FINCH THERAPEUTICS GROUP, INC.

Print Name of Optionee

By:
Name:	Signature of Optionee
Title:

Optionee’s Address:

Optionee’s Email: